NEWS RELEASE
October 20, 2022

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED SEPTEMBER 30, 2022

3rd Quarter 2022 Highlights:
•Net income was $79.3 million for the current quarter, an increase of $2.9 million, or 5 percent, from the prior quarter net income of $76.4 million. Net income for the current quarter increased $3.7 million, or 5 percent, over the prior year third quarter net income of $75.6 million as a result of organic and acquisition growth.
•The loan portfolio, excluding the Paycheck Protection Program (“PPP”) loans, grew $457 million, or 13 percent annualized, in the current quarter.
•Core deposits increased $96.0 million, or 2 percent annualized, during the current quarter.
•Non-interest bearing deposits increased $233 million, or 12 percent annualized, during the current quarter.
•Net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.34 percent compared to 3.23 percent in the prior quarter. The core net interest margin for the current quarter was 3.29 percent, an increase of 13 basis points from 3.16 percent in the prior quarter.
•The loan yield for the current quarter of 4.67 percent, increased 15 basis points, compared to 4.52 percent in the prior quarter.
•Net interest income, on a tax-equivalent basis, was $211 million in the current quarter which increased $12.0 million, or 6 percent, over the prior quarter net interest income of $199 million.
•Non-performing assets as a percentage of subsidiary assets was 0.13 percent in the current quarter compared to 0.16 percent in the prior quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 150 consecutive quarterly dividends and has increased the dividend 49 times.

Year-to-date 2022 Highlights:
•Net income of $224 million for the first nine months of 2022 decreased $10.5 million, or 5 percent, compared to the prior year first nine months net income. The current year included a decrease of $38.3 million in PPP related income, a $33.8 million decrease in gain on the sale of residential loans, and an increase of $18.7 million in provision for credit loss expense.

•The loan portfolio, excluding the PPP loans, organically grew $1.578 billion, or 16 percent annualized, in the first nine months of 2022.
•Core deposits increased $564 million, or 4 percent annualized, during the first nine months of 2022.
•Non-interest bearing deposits increased $515 million, or 9 percent annualized, during the first nine months of 2022.
•Net interest income, on a tax-equivalent basis, was $600 million in the first nine months of 2022 which increased $111 million, or 23 percent, over the first nine months of 2021 net interest income of $489 million.
•Dividends declared in the first nine months of 2022 were $0.99 per share, an increase of $0.04 per share, or 4 percent, over the prior year first nine months dividends of $0.95.

Financial Summary

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Operating results
Net income	$79,338	76,392	67,795	75,619	223,525	234,048
Basic earnings per share	$0.72	0.69	0.61	0.79	2.02	2.45
Diluted earnings per share	$0.72	0.69	0.61	0.79	2.02	2.45
Dividends declared per share	$0.33	0.33	0.33	0.32	0.99	0.95
Market value per share
Closing	$49.13	47.42	50.28	55.35	49.13	55.35
High	$56.10	51.40	60.69	56.84	60.69	67.35
Low	$46.08	44.43	49.61	48.62	44.43	44.55
Selected ratios and other data
Number of common stock shares outstanding	110,766,954	110,766,287	110,763,316	95,512,659	110,766,954	95,512,659
Average outstanding shares - basic	110,766,502	110,765,379	110,724,655	95,510,772	110,752,231	95,494,211
Average outstanding shares - diluted	110,833,594	110,794,982	110,800,001	95,586,202	110,811,267	95,573,519
Return on average assets (annualized)	1.18%	1.16%	1.06%	1.43%	1.13%	1.57%
Return on average equity (annualized)	10.94%	10.55%	8.97%	12.49%	10.14%	13.27%
Efficiency ratio	52.76%	55.74%	57.11%	50.17%	55.14%	48.94%
Dividend payout	45.83%	47.83%	54.10%	40.51%	49.01%	38.78%
Loan to deposit ratio	67.98%	66.26%	63.52%	65.06%	67.98%	65.06%
Number of full time equivalent employees	3,396	3,439	3,439	2,978	3,396	2,978
Number of locations	222	224	223	194	222	194
Number of ATMs	272	274	273	250	272	250

KALISPELL, Mont., Oct 20, 2022 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $79.3 million for the current quarter, an increase of $3.7 million, or 5 percent, from the $75.6 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.72 per share, a decrease of 9 percent from the prior year third quarter diluted earnings per share of $0.79. The $3.7 million increase in third quarter earnings over the prior year third quarter was driven primarily by the acquisition of Altabancorp and its Altabank subsidiary (“Alta”) and organic loan growth which more than offset the $10.1 million decrease in gain on the sale of residential loans, a $12.7 million decrease in the PPP related income and an increase of $7.6 million of provision for credit loss. “We are very pleased to see another quarter of high quality growth in deposits and loans. Our margin continues to increase, reflecting higher interest rates, and credit quality remains pristine,” said Randy Chesler, President and Chief Executive Officer. “We are well prepared for an economic downturn and remain very confident in the resiliency of the markets we serve and the quality of our loan portfolio.”

Net income for the nine months ended September 30, 2022 was $224 million, a decrease of $10.5 million, or 5 percent, from the $234 million net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of 2022 was $2.02 per share, a decrease of 18 percent from the prior year first nine months earnings per share of $2.45. The $10.5 million decrease in net income over the prior year first nine months was driven primarily by a $38.3 million decrease in the PPP related income, a $33.8 million decrease in gain on the sale of residential loans, an increase of $18.7 million of provision for credit loss, and a $7.5 million increase in acquisition-related expenses which more than offset the net income increases from organic growth and the acquisition of Alta on October 1, 2021.

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Cash and cash equivalents	$425,212	415,406	437,686	348,888	9,806	(12,474)	76,324
Debt securities, available-for-sale	5,755,076	6,209,199	9,170,849	7,390,580	(454,123)	(3,415,773)	(1,635,504)
Debt securities, held-to-maturity	3,756,634	3,788,486	1,199,164	1,128,299	(31,852)	2,557,470	2,628,335
Total debt securities	9,511,710	9,997,685	10,370,013	8,518,879	(485,975)	(858,303)	992,831
Loans receivable
Residential real estate	1,368,368	1,261,119	1,051,883	781,538	107,249	316,485	586,830
Commercial real estate	9,582,989	9,310,070	8,630,831	6,912,569	272,919	952,158	2,670,420
Other commercial	2,729,717	2,685,392	2,664,190	2,598,616	44,325	65,527	131,101
Home equity	793,556	773,582	736,288	660,920	19,974	57,268	132,636
Other consumer	376,603	369,592	348,839	340,248	7,011	27,764	36,355
Loans receivable	14,851,233	14,399,755	13,432,031	11,293,891	451,478	1,419,202	3,557,342
Allowance for credit losses	(178,191)	(172,963)	(172,665)	(153,609)	(5,228)	(5,526)	(24,582)
Loans receivable, net	14,673,042	14,226,792	13,259,366	11,140,282	446,250	1,413,676	3,532,760
Other assets	2,122,990	2,050,122	1,873,580	1,305,970	72,868	249,410	817,020
Total assets	$26,732,954	26,690,005	25,940,645	21,314,019	42,949	792,309	5,418,935

Total debt securities of $9.512 billion at September 30, 2022 decreased $486 million, or 5 percent, during the current quarter and increased $993 million, or 12 percent, from the prior year third quarter. Debt securities represented 36 percent of total assets at September 30, 2022 compared to 40 percent at December 31, 2021 and 40 percent of total assets at September 30, 2021.

Excluding the PPP loans, during the current quarter the loan portfolio increased $457 million, or 13 percent annualized, with the largest dollar increase in commercial real estate which increased $273 million, or 12 percent annualized. Excluding the PPP loans and loans from the acquisition of Alta, the loan portfolio increased $2.026 billion, or 19 percent, from the prior year third quarter with the largest dollar increase in commercial real estate loans which increased $1.267 billion, or 18 percent.

As of September 30, 2022, the Company had $10.1 million of PPP loans remaining. In the current quarter, the Company recognized $222 thousand of interest income (including deferred fees and costs) from the PPP loans. Net deferred fees remaining on the balance of the PPP loans at September 30, 2022 was $181 thousand.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Allowance for credit losses
Balance at beginning of period	$172,665	172,665	158,243	158,243
Acquisitions	—	—	371	—
Provision for credit losses	11,373	2,991	16,380	(2,921)
Charge-offs	(10,905)	(7,040)	(11,594)	(8,566)
Recoveries	5,058	4,347	9,265	6,853
Balance at end of period	$178,191	172,963	172,665	153,609
Provision for credit losses
Loan portfolio	$11,373	2,991	16,380	(2,921)
Unfunded loan commitments	2,466	2,507	6,696	(1,959)
Total provision for credit losses	$13,839	5,498	23,076	(4,880)
Other real estate owned	$—	—	—	88
Other foreclosed assets	42	379	18	18
Accruing loans 90 days or more past due	2,524	5,064	17,141	5,172
Non-accrual loans	32,493	38,523	50,532	45,901
Total non-performing assets	$35,059	43,966	67,691	51,179
Non-performing assets as a percentage of subsidiary assets	0.13%	0.16%	0.26%	0.24%
Allowance for credit losses as a percentage of non-performing loans	508%	393%	255%	301%
Allowance for credit losses as a percentage of total loans	1.20%	1.20%	1.29%	1.36%
Net charge-offs as a percentage of total loans	0.04%	0.02%	0.02%	0.02%
Accruing loans 30-89 days past due	$10,922	16,588	50,566	26,002
Accruing troubled debt restructurings	$37,608	33,859	34,591	36,666
Non-accrual troubled debt restructurings	$2,355	2,427	2,627	2,820
U.S. government guarantees included in non-performing assets	$4,930	5,888	4,028	4,116

Non-performing assets of $35.1 million at September 30, 2022 decreased $8.9 million, or 20 percent, over the prior quarter and decreased $16.1 million, or 31 percent, over prior year third quarter. Non-performing assets as a percentage of subsidiary assets at September 30, 2022 was 0.13 percent compared to 0.16 percent in the prior quarter and 0.24 percent in the prior year third quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $10.9 million at September 30, 2022 decreased $5.7 million from the prior quarter and decreased $15.1 million from the prior year third quarter. Early stage delinquencies as a percentage of loans at September 30, 2022 was 7 basis points, which compared to 12 basis points in the prior quarter and 23 basis points from prior year third quarter.

The current quarter credit loss expense of $8.3 million included $8.4 million of credit loss expense from loans and $41 thousand of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at September 30, 2022 was 1.20 percent which was the same compared to the prior quarter and a 16 basis points decrease from the prior year third quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2022	$8,382	$3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%
Fourth quarter 2020	(1,528)	4,781	1.42%	0.20%	0.19%

Net charge-offs for the current quarter of $3.2 million compared to $1.8 million for the prior quarter and $152 thousand from the same quarter last year. Net charge-offs of $3.2 million included $2.2 million in deposit overdraft net charge-offs and $962 thousand of loan net charge-offs. The current quarter provision for credit loss expense for loans was $8.4 million which was an increase of $9.7 million from the prior quarter which was driven by the organic loan growth and current quarter charged-off loans. Current quarter provision for credit loss expense for loans increased $6.1 million from the prior year third quarter provision for credit loss expense of $2.3 million. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Deposits
Non-interest bearing deposits	$8,294,363	8,061,304	7,779,288	6,632,402	233,059	515,075	1,661,961
NOW and DDA accounts	5,462,707	5,432,333	5,301,832	4,299,244	30,374	160,875	1,163,463
Savings accounts	3,305,333	3,296,561	3,180,046	2,502,268	8,772	125,287	803,065
Money market deposit accounts	3,905,676	4,021,102	4,014,128	3,123,425	(115,426)	(108,452)	782,251
Certificate accounts	907,560	968,382	1,036,077	919,852	(60,822)	(128,517)	(12,292)
Core deposits, total	21,875,639	21,779,682	21,311,371	17,477,191	95,957	564,268	4,398,448
Wholesale deposits	4,003	4,001	25,878	26,123	2	(21,875)	(22,120)
Deposits, total	21,879,642	21,783,683	21,337,249	17,503,314	95,959	542,393	4,376,328
Repurchase agreements	887,483	968,197	1,020,794	1,040,939	(80,714)	(133,311)	(153,456)
Federal Home Loan Bank advances	705,000	580,000	—	—	125,000	705,000	705,000
Other borrowed funds	77,671	66,200	44,094	33,671	11,471	33,577	44,000
Subordinated debentures	132,742	132,701	132,620	132,580	41	122	162
Other liabilities	278,059	262,985	228,266	215,899	15,074	49,793	62,160
Total liabilities	$23,960,597	23,793,766	22,763,023	18,926,403	166,831	1,197,574	5,034,194

Core deposits of $21.876 billion increased $96.0 million, or 2 percent annualized, during the current quarter and non-interest bearing deposits increased $233 million, or 12 percent annualized, during the current quarter. Excluding the Alta acquisition, core deposits increased $1.125 billion, or 6 percent, from the prior year third quarter. Non-interest bearing deposits were 38 percent of total core deposits at September 30, 2022 compared to 37 percent at December 31, 2021 and 38 percent at September 30, 2021.

Federal Home Loan Bank (“FHLB”) advances increased $125 million during the current quarter and $705 million during the first nine months of 2022 to support liquidity needs driven by the increase in the loan portfolio.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Common equity	$3,267,505	3,223,451	3,150,263	2,309,957	44,054	117,242	957,548
Accumulated other comprehensive (loss) income	(495,148)	(327,212)	27,359	77,659	(167,936)	(522,507)	(572,807)
Total stockholders’ equity	2,772,357	2,896,239	3,177,622	2,387,616	(123,882)	(405,265)	384,741
Goodwill and core deposit intangible, net	(1,029,658)	(1,032,323)	(1,037,652)	(562,058)	2,665	7,994	(467,600)
Tangible stockholders’ equity	$1,742,699	1,863,916	2,139,970	1,825,558	(121,217)	(397,271)	(82,859)

Stockholders’ equity to total assets	10.37%	10.85%	12.25%	11.20%
Tangible stockholders’ equity to total tangible assets	6.78%	7.26%	8.59%	8.80%
Book value per common share	$25.03	26.15	28.71	25.00	(1.12)	(3.68)	0.03
Tangible book value per common share	$15.73	16.83	19.33	19.11	(1.10)	(3.60)	(3.38)

Tangible stockholders’ equity of $1.743 billion at September 30, 2022 decreased $121.2 million, or 7 percent, from the prior quarter which was primarily driven by the increase in the unrealized loss on the available-for-sale (“AFS”) debt securities during the current quarter which was due to a continued increase in interest rates. Tangible stockholders’ equity at September 30, 2022 decreased $82.9 million, or 5 percent, from the prior year third quarter which was due to a significant increase in the unrealized loss on the AFS debt securities and increases in goodwill and core deposit intangibles from the Alta acquisition which was partially offset by the $840 million of Company common stock issued for the acquisition of Alta. Tangible book value per common share of $15.73 at the current quarter end decreased $1.10 per share, or 7 percent, from the prior quarter and decreased $3.38 per share, or 18 percent, from the prior year third quarter primarily as a result of the increase in the unrealized loss on AFS debt securities.

Cash Dividends
On September 28, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable October 20, 2022 to shareholders of record on October 11, 2022. The dividend was the Company’s 150th consecutive dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2022
Compared to June 30, 2022, March 31, 2022 and September 30, 2021
Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021
Net interest income
Interest income	$214,402	199,637	190,516	166,741	14,765	23,886	47,661
Interest expense	9,075	6,199	4,961	4,128	2,876	4,114	4,947
Total net interest income	205,327	193,438	185,555	162,613	11,889	19,772	42,714
Non-interest income
Service charges and other fees	18,970	17,309	17,111	15,154	1,661	1,859	3,816
Miscellaneous loan fees and charges	4,040	3,850	3,555	2,592	190	485	1,448
Gain on sale of loans	3,846	4,996	9,015	13,902	(1,150)	(5,169)	(10,056)
(Loss) Gain on sale of investments	(85)	(260)	446	(168)	175	(531)	83
Other income	3,635	2,385	3,436	3,335	1,250	199	300
Total non-interest income	30,406	28,280	33,563	34,815	2,126	(3,157)	(4,409)
Total income	235,733	221,718	219,118	197,428	14,015	16,615	38,305
Net interest margin (tax-equivalent)	3.34%	3.23%	3.20%	3.39%

Net Interest Income
The current quarter net interest income of $205 million increased $11.9 million, or 6 percent, compared to the prior quarter and increased $42.7 million, or 26 percent, from the prior year third quarter. The current quarter interest income of $214 million increased $14.8 million, or 7 percent, over the prior quarter and was driven primarily by the increase in the loan portfolio and an increase in loan portfolio yields. The current quarter interest income increased $47.7 million over the prior year third quarter primarily due to $30.9 million of interest income from Altabank division and organic loan growth, which more than offset the $12.7 million decrease in interest income from the PPP loans. The current quarter net interest income, on a tax equivalent basis, was $211 million.

The current quarter interest expense of $9.1 million increased $2.9 million, or 46 percent, over the prior quarter and increased $4.9 million, or 120 percent, over the prior year third quarter primarily the result of an increase in borrowings to support the Company’s liquidity needs. Core deposit cost was 6 basis points in each of the current quarter, prior quarter and the prior year third quarter. The total cost of funding (including non-interest bearing deposits) was 15 basis points in the current quarter compared to 11 basis points in the prior quarter and 9 basis points in the prior year third quarter which was driven by the increased borrowings and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.34 percent compared to 3.23 percent in the prior quarter and 3.39 percent in the prior year third quarter. The core net interest margin, excluding 4 basis points of discount accretion, 1 basis point from non-accrual interest and no impact from the PPP loans, was 3.29 percent compared to 3.16 in the prior quarter and 3.17 percent in the prior year third quarter. The core net interest margin increased 13 basis points in the current quarter as a result of increased core loan yields which more than offset the increase in borrowing yields. The core loan yield of 4.60 percent in the current quarter increased 19 basis points from the prior quarter core loan yield of 4.41 percent. “The increase in net interest margin – reported and core – reflects the success our Bank divisions have had in pricing loans as interest rates have increased,” said Ron Copher, Chief Financial Officer. “In addition, the Bank divisions have done well in growing low-cost core deposits, especially non-interest bearing deposits.”

Non-interest Income
Non-interest income for the current quarter totaled $30.4 million which was an increase of $2.1 million, or 8 percent, over the prior quarter. Non-interest income for the current quarter decreased $4.4 million, or 13 percent, over the same quarter last year with the decrease primarily driven by the decrease in gain on sale of residential loans. Gain on the sale of residential loans of $3.8 million for the current quarter decreased $1.2 million, or 23 percent, compared to the prior quarter and decreased $10.1 million, or 72 percent, from the prior year third quarter. The current quarter mortgage activity was lower than prior periods as a result of the continued reduction in residential purchase and refinance activity as mortgage rates continued to rise.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021
Compensation and employee benefits	$80,612	79,803	79,074	66,364	809	1,538	14,248
Occupancy and equipment	10,797	10,766	10,964	9,412	31	(167)	1,385
Advertising and promotions	3,768	3,766	3,232	3,236	2	536	532
Data processing	7,716	7,553	7,475	5,135	163	241	2,581
Other real estate owned and foreclosed assets	66	6	—	142	60	66	(76)
Regulatory assessments and insurance	3,339	3,085	3,055	2,011	254	284	1,328
Core deposit intangibles amortization	2,665	2,665	2,664	2,488	—	1	177
Other expenses	21,097	21,877	23,844	15,320	(780)	(2,747)	5,777
Total non-interest expense	$130,060	129,521	130,308	104,108	539	(248)	25,952

Total non-interest expense of $130 million for the current quarter increased $539 thousand, or 42 basis points, over the prior quarter. Acquisition-related expenses was $892 thousand in the current quarter compared to $2.1 million in the prior quarter and $472 thousand in the prior year third quarter.

Total non-interest expense increased $26.0 million, or 25 percent, over the prior year third quarter which was primarily driven by the acquisition of Alta. Excluding $17.5 million of non-interest expense from the Altabank division and acquisition-related expenses, non-interest expense increased $8.1 million, or 8 percent, from the prior year third quarter. The increase includes $5.8 million from compensation and employee benefits driven by the increased number of employees and annual salary increases, and a $1.7 million increase in data processing expenses.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2022 was $18.0 million, an increase of $656 thousand, or 4 percent, compared to the prior quarter and an increase of $1.0 million, or 6 percent, from the prior year third quarter. The effective tax rate in the current and prior quarter was 18.5 percent compared to 18.3 in the prior year third quarter.

Efficiency Ratio
The efficiency ratio was 52.76 percent in the current quarter compared to 55.74 percent in the prior quarter and 50.17 in the prior year third quarter. Excluding acquisition-related expenses, the efficiency ratio would have been 52.39 percent in the current quarter compared to 54.84 percent in the prior quarter and 49.94 percent in the prior year third quarter. The increase in the efficiency ratio from the prior year third quarter was driven by the decrease in gain on the sale of residential loans.

Operating Results for Nine Months Ended September 30, 2022
Compared to September 30, 2021

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2022	Sep 30, 2021	$ Change	% Change
Net interest income
Interest income	$604,555	$488,249	$116,306	24%
Interest expense	20,235	13,355	6,880	52%
Total net interest income	584,320	474,894	109,426	23%
Non-interest income
Service charges and other fees	53,390	41,741	11,649	28%
Miscellaneous loan fees and charges	11,445	8,293	3,152	38%
Gain on sale of loans	17,857	51,632	(33,775)	(65)%
Gain on sale of investments	101	55	46	84%
Other income	9,456	8,737	719	8%
Total non-interest income	92,249	110,458	(18,209)	(16)%
Total Income	$676,569	$585,352	$91,217	16%
Net interest margin (tax-equivalent)	3.26%	3.52%

Net Interest Income
Net-interest income of $584 million for the first nine months of 2022 increased $109 million, or 23 percent, over the same period in 2021. Interest income of $605 million for the first nine months of the current year increased $116 million, or 24 percent, from the prior year and was primarily attributable to $89.9 million of interest income from Alta division and organic growth. Interest expense of $20.2 million for the first nine months of 2022 increased $6.9 million, or 52 percent over the prior year. The total funding cost (including non-interest bearing deposits) for the first nine months of 2022 was 12 basis points, which increased 2 basis points compared to 10 basis points in first nine months of 2021 driven by the increased borrowing rates.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during the first nine months of 2022 was 3.26 percent, a 26 basis points decrease from the net interest margin of 3.52 percent for the same period in the prior year. The core net interest margin, excluding 5 basis points of discount accretion, 1 basis point of non-accrual interest and 2 basis points increase from the PPP loans, was 3.18 which was a 17 basis point decrease from the core margin of 3.35 percent in the prior year.

Non-interest Income
Non-interest income of $92.2 million for the first nine months of 2022 decreased $18.2 million, or 16 percent, over the same period last year and was primarily attributable to the $33.8 million, or 65 percent, decrease in gain on sale of residential loans. Service charges and other fees of $53.4 million for the first nine months of 2022 increased $11.6 million, or 28 percent, from the prior year same period as a result of additional fees from increased customer accounts, transaction activity and the acquisition of Alta. Miscellaneous loan fees and charges increased $3.2 million, or 38 percent, primarily driven by increases in credit card interchange fees due to increased activity.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2022	Sep 30, 2021	$ Change	% Change
Compensation and employee benefits	$239,489	$192,941	$46,548	24%
Occupancy and equipment	32,527	28,135	4,392	16%
Advertising and promotions	10,766	8,513	2,253	26%
Data processing	22,744	16,002	6,742	42%
Other real estate owned and foreclosed assets	72	202	(130)	(64)%
Regulatory assessments and insurance	9,479	5,592	3,887	70%
Core deposit intangibles amortization	7,994	7,464	530	7%
Other expenses	66,818	41,926	24,892	59%
Total non-interest expense	$389,889	$300,775	$89,114	30%

Total non-interest expense of $390 million for the first nine months of 2022 increased $89.1 million, or 30 percent, over the prior year same period. Excluding $59.1 million of non-interest expense from the Altabank division, $6.7 million from deferred compensation on the PPP loans in the prior year, and acquisition-related expenses, non-interest expense increased $21.7 million, or 7 percent, from the prior year first nine months. Excluding the Alta division, compensation and employee benefits increased $18.6 million, or 10 percent, from prior year due to increased number of employees and salary increases. Other expenses for the first nine months of 2022 increased $24.9 million over prior year same period and was primarily driven by expenses related to the Alta division and a $7.5 million increase in acquisition related expenses. Acquisition-related expenses were $9.2 million in the current year compared to $1.7 million in the prior year same period.

Provision for Credit Losses
The provision for credit loss expense was $13.8 million for the first nine months of 2022, including provision for credit loss expense of $11.4 million on the loan portfolio and credit loss expense of $2.4 million on unfunded loan commitments. The provision for credit loss expense of $11.4 million on the loan portfolio in the current year increased $14.3 million over the provision for credit loss benefit of $2.9 million in the prior year which was primarily attributable to organic loan growth. Net charge-offs during the current year were $5.8 million compared to $1.7 million during the prior year.

Federal and State Income Tax Expense
Tax expense of $49.3 million in the first nine months of 2022 decreased $6.1 million, or 11 percent, over the prior year same period. The effective tax rate for 2022 was 18.1 percent compared to 19.1 percent in the prior year.

Efficiency Ratio
The efficiency ratio was 55.14 percent for the first nine months of 2022 compared to 48.94 percent for the same period last year. Excluding the impact from the PPP loans and acquisition related expenses, the efficiency ratio was 54.22 in 2022 compared to 51.84 in 2021 with the increase driven by the decrease in gain on the sale of residential loans and the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes in the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, overall profitability, and stockholders’ equity;
•legislative or regulatory changes, as well as increased banking and consumer protection regulation, that may adversely affect the Company’s business;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing;
•the effects from military action in Ukraine, including the broader impacts to financial markets and economic conditions; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 21, 2022. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BI5d57c8bb72de4780ad1d8b419b9d998d. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/7o4jqa95. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Assets
Cash on hand and in banks	$260,456	293,541	198,087	250,579
Interest bearing cash deposits	164,756	121,865	239,599	98,309
Cash and cash equivalents	425,212	415,406	437,686	348,888
Debt securities, available-for-sale	5,755,076	6,209,199	9,170,849	7,390,580
Debt securities, held-to-maturity	3,756,634	3,788,486	1,199,164	1,128,299
Total debt securities	9,511,710	9,997,685	10,370,013	8,518,879
Loans held for sale, at fair value	21,720	33,837	60,797	94,138
Loans receivable	14,851,233	14,399,755	13,432,031	11,293,891
Allowance for credit losses	(178,191)	(172,963)	(172,665)	(153,609)
Loans receivable, net	14,673,042	14,226,792	13,259,366	11,140,282
Premises and equipment, net	395,639	386,198	372,597	316,191
Other real estate owned and foreclosed assets	42	379	18	106
Accrued interest receivable	93,300	80,339	76,673	79,699
Deferred tax asset	204,351	147,263	27,693	—
Core deposit intangible, net	44,265	46,930	52,259	48,045
Goodwill	985,393	985,393	985,393	514,013
Non-marketable equity securities	38,215	33,215	10,020	10,021
Bank-owned life insurance	168,187	168,231	167,671	123,729
Other assets	171,878	168,337	120,459	120,028
Total assets	$26,732,954	26,690,005	25,940,645	21,314,019
Liabilities
Non-interest bearing deposits	$8,294,363	8,061,304	7,779,288	6,632,402
Interest bearing deposits	13,585,279	13,722,379	13,557,961	10,870,912
Securities sold under agreements to repurchase	887,483	968,197	1,020,794	1,040,939
FHLB advances	705,000	580,000	—	—
Other borrowed funds	77,671	66,200	44,094	33,671
Subordinated debentures	132,742	132,701	132,620	132,580
Accrued interest payable	2,740	2,334	2,409	2,437
Deferred tax liability	—	—	—	1,815
Other liabilities	275,319	260,651	225,857	211,647
Total liabilities	23,960,597	23,793,766	22,763,023	18,926,403
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 234,000,000 and 117,187,500 shares authorized at September 30, 2022, and December 31, 2021, respectively	1,108	1,108	1,107	955
Paid-in capital	2,342,452	2,341,097	2,338,814	1,497,939
Retained earnings - substantially restricted	923,945	881,246	810,342	811,063
Accumulated other comprehensive (loss) income	(495,148)	(327,212)	27,359	77,659
Total stockholders’ equity	2,772,357	2,896,239	3,177,622	2,387,616
Total liabilities and stockholders’ equity	$26,732,954	26,690,005	25,940,645	21,314,019

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine Months ended
(Dollars in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest Income
Debt securities	$43,722	42,841	38,654	30,352	125,217	86,388
Residential real estate loans	13,738	13,026	15,515	9,885	42,279	29,572
Commercial loans	142,692	131,259	124,556	115,533	398,507	339,903
Consumer and other loans	14,250	12,511	11,791	10,971	38,552	32,386
Total interest income	214,402	199,637	190,516	166,741	604,555	488,249
Interest Expense
Deposits	3,279	3,141	3,464	2,609	9,884	8,427
Securities sold under agreements to repurchase	675	367	393	496	1,435	1,836
Federal Home Loan Bank advances	3,318	1,298	12	—	4,628	—
Other borrowed funds	214	264	220	178	698	529
Subordinated debentures	1,589	1,129	872	845	3,590	2,563
Total interest expense	9,075	6,199	4,961	4,128	20,235	13,355
Net Interest Income	205,327	193,438	185,555	162,613	584,320	474,894
Provision for credit losses	8,341	(1,533)	7,031	725	13,839	(4,880)
Net interest income after provision for credit losses	196,986	194,971	178,524	161,888	570,481	479,774
Non-Interest Income
Service charges and other fees	18,970	17,309	17,111	15,154	53,390	41,741
Miscellaneous loan fees and charges	4,040	3,850	3,555	2,592	11,445	8,293
Gain on sale of loans	3,846	4,996	9,015	13,902	17,857	51,632
(Loss) Gain on sale of debt securities	(85)	(260)	446	(168)	101	55
Other income	3,635	2,385	3,436	3,335	9,456	8,737
Total non-interest income	30,406	28,280	33,563	34,815	92,249	110,458
Non-Interest Expense
Compensation and employee benefits	80,612	79,803	79,074	66,364	239,489	192,941
Occupancy and equipment	10,797	10,766	10,964	9,412	32,527	28,135
Advertising and promotions	3,768	3,766	3,232	3,236	10,766	8,513
Data processing	7,716	7,553	7,475	5,135	22,744	16,002
Other real estate owned and foreclosed assets	66	6	—	142	72	202
Regulatory assessments and insurance	3,339	3,085	3,055	2,011	9,479	5,592
Core deposit intangibles amortization	2,665	2,665	2,664	2,488	7,994	7,464
Other expenses	21,097	21,877	23,844	15,320	66,818	41,926
Total non-interest expense	130,060	129,521	130,308	104,108	389,889	300,775
Income Before Income Taxes	97,332	93,730	81,779	92,595	272,841	289,457
Federal and state income tax expense	17,994	17,338	13,984	16,976	49,316	55,409
Net Income	$79,338	76,392	67,795	75,619	223,525	234,048

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2022			June 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,338,606	$13,738	4.11%	$1,229,013	$13,026	4.24%
Commercial loans [1]	12,146,551	144,357	4.72%	11,712,381	132,799	4.55%
Consumer and other loans	1,156,305	14,250	4.89%	1,107,396	12,511	4.53%
Total loans [2]	14,641,462	172,345	4.67%	14,048,790	158,336	4.52%
Tax-exempt debt securities [3]	2,000,404	18,484	3.70%	1,979,865	18,413	3.72%
Taxable debt securities [4]	8,426,933	29,297	1.39%	8,685,641	28,473	1.31%
Total earning assets	25,068,799	220,126	3.48%	24,714,296	205,222	3.33%
Goodwill and intangibles	1,030,961			1,033,601
Non-earning assets	604,754			619,671
Total assets	$26,704,514			$26,367,568
Liabilities
Non-interest bearing deposits	$8,158,207	$—	—%	$7,991,993	$—	—%
NOW and DDA accounts	5,473,458	794	0.06%	5,405,470	723	0.05%
Savings accounts	3,319,167	260	0.03%	3,261,798	244	0.03%
Money market deposit accounts	3,999,758	1,483	0.15%	3,999,582	1,369	0.14%
Certificate accounts	940,507	722	0.30%	982,397	797	0.33%
Total core deposits	21,891,097	3,259	0.06%	21,641,240	3,133	0.06%
Wholesale deposits [5]	3,946	20	2.05%	3,877	8	0.71%
Repurchase agreements	917,104	675	0.29%	923,459	367	0.16%
FHLB advances	541,630	3,318	2.40%	476,978	1,298	1.08%
Subordinated debentures and other borrowed funds	202,383	1,803	3.54%	190,072	1,393	2.94%
Total funding liabilities	23,556,160	9,075	0.15%	23,235,626	6,199	0.11%
Other liabilities	261,735			235,814
Total liabilities	23,817,895			23,471,440
Stockholders’ Equity
Common stock	1,108			1,108
Paid-in capital	2,341,648			2,340,059
Retained earnings	920,372			875,276
Accumulated other comprehensive (loss) income	(376,509)			(320,315)
Total stockholders’ equity	2,886,619			2,896,128
Total liabilities and stockholders’ equity	$26,704,514			$26,367,568
Net interest income (tax-equivalent)		$211,051			$199,023
Net interest spread (tax-equivalent)			3.33%			3.22%
Net interest margin (tax-equivalent)			3.34%			3.23%
______________________________
1 Includes tax effect of $1.7 million and $1.5 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2022 and June 30, 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.8 million and $3.8 million on tax-exempt debt securities income for the three months ended September 30, 2022 and June 30, 2022, respectively.
4 Includes tax effect of $225 thousand and $226 thousand on federal income tax credits for the three months ended September 30, 2022 and June 30, 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,338,606	$13,738	4.11%	$817,150	$9,885	4.84%
Commercial loans [1]	12,146,551	144,357	4.72%	9,468,440	116,963	4.90%
Consumer and other loans	1,156,305	14,250	4.89%	974,582	10,971	4.47%
Total loans [2]	14,641,462	172,345	4.67%	11,260,172	137,819	4.86%
Tax-exempt debt securities [3]	2,000,404	18,484	3.70%	1,548,447	14,711	3.80%
Taxable debt securities [4]	8,426,933	29,297	1.39%	6,767,418	18,896	1.12%
Total earning assets	25,068,799	220,126	3.48%	19,576,037	171,426	3.47%
Goodwill and intangibles	1,030,961			563,257
Non-earning assets	604,754			803,226
Total assets	$26,704,514			$20,942,520
Liabilities
Non-interest bearing deposits	$8,158,207	$—	—%	$6,505,530	$—	—%
NOW and DDA accounts	5,473,458	794	0.06%	4,261,648	597	0.06%
Savings accounts	3,319,167	260	0.03%	2,440,332	146	0.02%
Money market deposit accounts	3,999,758	1,483	0.15%	3,041,634	814	0.11%
Certificate accounts	940,507	722	0.30%	928,165	1,036	0.44%
Total core deposits	21,891,097	3,259	0.06%	17,177,309	2,593	0.06%
Wholesale deposits [5]	3,946	20	2.05%	26,117	16	0.24%
Repurchase agreements	917,104	675	0.29%	988,283	495	0.20%
FHLB advances	541,630	3,318	2.40%	—	—	—%
Subordinated debentures and other borrowed funds	202,383	1,803	3.54%	166,151	1,024	2.44%
Total funding liabilities	23,556,160	9,075	0.15%	18,357,860	4,128	0.09%
Other liabilities	261,735			182,573
Total liabilities	23,817,895			18,540,433
Stockholders’ Equity
Common stock	1,108			955
Paid-in capital	2,341,648			1,497,107
Retained earnings	920,372			805,253
Accumulated other comprehensive (loss) income	(376,509)			98,772
Total stockholders’ equity	2,886,619			2,402,087
Total liabilities and stockholders’ equity	$26,704,514			$20,942,520
Net interest income (tax-equivalent)		$211,051			$167,298
Net interest spread (tax-equivalent)			3.33%			3.38%
Net interest margin (tax-equivalent)			3.34%			3.39%
______________________________
1 Includes tax effect of $1.7 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.8 million and $3.0 million on tax-exempt debt securities income for the three months ended September 30, 2022 and 2021, respectively.
4 Includes tax effect of $225 thousand and $255 thousand on federal income tax credits for the three months ended September 30, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,236,674	$42,279	4.56%	$844,945	$29,572	4.67%
Commercial loans [1]	11,728,932	403,075	4.59%	9,467,329	344,117	4.86%
Consumer and other loans	1,113,232	38,552	4.63%	963,002	32,386	4.50%
Total loans [2]	14,078,838	483,906	4.60%	11,275,276	406,075	4.82%
Tax-exempt debt securities [3]	1,902,147	52,561	3.68%	1,547,429	44,162	3.81%
Taxable debt securities [4]	8,663,590	84,235	1.30%	5,771,573	51,998	1.20%
Total earning assets	24,644,575	620,702	3.37%	18,594,278	502,235	3.61%
Goodwill and intangibles	1,033,606			565,724
Non-earning assets	659,727			816,982
Total assets	$26,337,908			$19,976,984
Liabilities
Non-interest bearing deposits	$8,004,395	$—	—%	$6,069,326	$—	—%
NOW and DDA accounts	5,387,013	2,362	0.06%	4,057,019	1,768	0.06%
Savings accounts	3,276,092	836	0.03%	2,277,335	425	0.02%
Money market deposit accounts	4,009,931	4,233	0.14%	2,895,362	2,540	0.12%
Certificate accounts	980,543	2,416	0.33%	951,655	3,640	0.51%
Total core deposits	21,657,974	9,847	0.06%	16,250,697	8,373	0.07%
Wholesale deposits [5]	8,290	37	0.59%	32,787	55	0.22%
Repurchase agreements	936,840	1,435	0.20%	988,092	1,835	0.25%
FHLB advances	346,465	4,628	1.76%	—	—	—%
Subordinated debentures and other borrowed funds	190,810	4,288	3.00%	165,996	3,092	2.49%
Total funding liabilities	23,140,379	20,235	0.12%	17,437,572	13,355	0.10%
Other liabilities	249,001			181,640
Total liabilities	23,389,380			17,619,212
Stockholders’ Equity
Common stock	1,107			955
Paid-in capital	2,340,208			1,496,051
Retained earnings	881,208			757,666
Accumulated other comprehensive income	(273,995)			103,100
Total stockholders’ equity	2,948,528			2,357,772
Total liabilities and stockholders’ equity	$26,337,908			$19,976,984
Net interest income (tax-equivalent)		$600,467			$488,880
Net interest spread (tax-equivalent)			3.25%			3.51%
Net interest margin (tax-equivalent)			3.26%			3.52%
______________________________
1 Includes tax effect of $4.6 million and $4.2 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $10.9 million and $9.0 million on tax-exempt debt securities income for the nine months ended September 30, 2022 and 2021, respectively.
4 Includes tax effect of $676 thousand and $766 thousand on federal income tax credits for the nine months ended September 30, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Custom and owner occupied construction	$288,977	$282,916	$263,758	$170,489	2%	10%	69%
Pre-sold and spec construction	291,146	269,568	257,568	188,668	8%	13%	54%
Total residential construction	580,123	552,484	521,326	359,157	5%	11%	62%
Land development	217,878	201,607	185,200	151,640	8%	18%	44%
Consumer land or lots	204,241	197,394	173,305	143,977	3%	18%	42%
Unimproved land	101,684	101,266	81,064	68,805	—%	25%	48%
Developed lots for operative builders	62,800	68,087	41,840	33,487	(8)%	50%	88%
Commercial lots	94,395	95,958	99,418	76,382	(2)%	(5)%	24%
Other construction	893,846	931,000	762,970	562,223	(4)%	17%	59%
Total land, lot, and other construction	1,574,844	1,595,312	1,343,797	1,036,514	(1)%	17%	52%
Owner occupied	2,811,614	2,747,152	2,645,841	2,069,551	2%	6%	36%
Non-owner occupied	3,448,044	3,333,915	3,056,658	2,561,777	3%	13%	35%
Total commercial real estate	6,259,658	6,081,067	5,702,499	4,631,328	3%	10%	35%
Commercial and industrial	1,308,272	1,353,248	1,463,022	1,407,353	(3)%	(11)%	(7)%
Agriculture	770,282	758,394	751,185	748,548	2%	3%	3%
1st lien	1,738,151	1,596,878	1,393,267	1,159,265	9%	25%	50%
Junior lien	36,677	34,149	34,830	36,942	7%	5%	(1)%
Total 1-4 family	1,774,828	1,631,027	1,428,097	1,196,207	9%	24%	48%
Multifamily residential	574,366	562,480	545,001	373,022	2%	5%	54%
Home equity lines of credit	841,143	820,721	761,990	709,828	2%	10%	18%
Other consumer	219,036	213,943	207,513	198,763	2%	6%	10%
Total consumer	1,060,179	1,034,664	969,503	908,591	2%	9%	17%
States and political subdivisions	776,875	695,396	615,251	612,882	12%	26%	27%
Other	193,526	169,520	153,147	114,427	14%	26%	69%
Total loans receivable, including loans held for sale	14,872,953	14,433,592	13,492,828	11,388,029	3%	10%	31%
Less loans held for sale [1]	(21,720)	(33,837)	(60,797)	(94,138)	(36)%	(64)%	(77)%
Total loans receivable	$14,851,233	$14,399,755	$13,432,031	$11,293,891	3%	11%	31%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2022	Sep 30, 2022
Custom and owner occupied construction	$227	230	237	240	227	—	—
Pre-sold and spec construction	1,016	389	—	—	389	627	—
Total residential construction	1,243	619	237	240	616	627	—
Land development	149	197	250	31	149	—	—
Consumer land or lots	285	157	309	186	152	133	—
Unimproved land	94	107	124	166	94	—	—
Developed lots for operative builders	255	260	—	—	255	—	—
Other construction	12,884	12,884	12,884	276	12,884	—	—
Total land, lot and other construction	13,667	13,605	13,567	659	13,534	133	—
Owner occupied	2,687	4,013	3,918	3,323	2,060	627	—
Non-owner occupied	820	1,491	6,063	2,089	820	—	—
Total commercial real estate	3,507	5,504	9,981	5,412	2,880	627	—
Commercial and Industrial	3,453	5,741	3,066	5,621	2,988	441	24
Agriculture	4,102	9,169	29,151	32,712	4,102	—	—
1st lien	2,149	2,196	2,870	3,178	2,032	117	—
Junior lien	139	200	136	166	139	—	—
Total 1-4 family	2,288	2,396	3,006	3,344	2,171	117	—
Multifamily residential	4,635	4,765	6,548	—	4,635	—	—
Home equity lines of credit	1,550	1,684	1,563	2,393	1,211	339	—
Other consumer	555	466	460	539	356	181	18
Total consumer	2,105	2,150	2,023	2,932	1,567	520	18
Other	59	17	112	259	—	59	—
Total	$35,059	43,966	67,691	51,179	32,493	2,524	42

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021
Custom and owner occupied construction	$427	$2,046	$1,243	$892	(79)%	(66)%	(52)%
Pre-sold and spec construction	—	602	443	325	(100)%	(100)%	(100)%
Total residential construction	427	2,648	1,686	1,217	(84)%	(75)%	(65)%
Land development	596	365	—	276	63%	n/m	116%
Consumer land or lots	—	337	149	325	(100)%	(100)%	(100)%
Unimproved land	36	590	305	181	(94)%	(88)%	(80)%
Developed lots for operative builders	30	—	—	59	n/m	n/m	(49)%
Commercial lots	2,158	—	—	—	n/m	n/m	n/m
Other construction	—	—	30,788	12,884	n/m	(100)%	(100)%
Total land, lot and other construction	2,820	1,292	31,242	13,725	118%	(91)%	(79)%
Owner occupied	527	1,560	1,739	1,933	(66)%	(70)%	(73)%
Non-owner occupied	—	123	1,558	443	(100)%	(100)%	(100)%
Total commercial real estate	527	1,683	3,297	2,376	(69)%	(84)%	(78)%
Commercial and industrial	2,087	5,969	4,732	1,581	(65)%	(56)%	32%
Agriculture	641	851	459	1,032	(25)%	40%	(38)%
1st lien	761	329	2,197	350	131%	(65)%	117%
Junior lien	72	105	87	167	(31)%	(17)%	(57)%
Total 1-4 family	833	434	2,284	517	92%	(64)%	61%
Home equity lines of credit	1,004	1,071	1,994	3,023	(6)%	(50)%	(67)%
Other consumer	1,089	1,140	1,681	1,361	(4)%	(35)%	(20)%
Total consumer	2,093	2,211	3,675	4,384	(5)%	(43)%	(52)%
States and political subdivisions	—	7	1,733	—	(100)%	(100)%	n/m
Other	1,494	1,493	1,458	1,170	—%	2%	28%
Total	$10,922	$16,588	$50,566	$26,002	(34)%	(78)%	(58)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2022
Custom and owner occupied construction	$17	—	—	—	17	—
Pre-sold and spec construction	(12)	(8)	(15)	(12)	—	12
Total residential construction	5	(8)	(15)	(12)	17	12
Land development	(24)	(21)	(233)	(163)	—	24
Consumer land or lots	(46)	(10)	(165)	(164)	—	46
Unimproved land	—	(1)	(241)	(241)	—	—
Total land, lot and other construction	(70)	(32)	(639)	(568)	—	70
Owner occupied	229	229	(423)	(410)	1,642	1,413
Non-owner occupied	(4)	(3)	(357)	(356)	—	4
Total commercial real estate	225	226	(780)	(766)	1,642	1,417
Commercial and industrial	395	(458)	41	(87)	1,161	766
Agriculture	(5)	(4)	(20)	—	—	5
1st lien	(99)	(56)	(331)	(250)	—	99
Junior lien	(303)	(297)	(650)	(511)	—	303
Total 1-4 family	(402)	(353)	(981)	(761)	—	402
Multifamily residential	—	—	(40)	(40)	—	—
Home equity lines of credit	(98)	(51)	(621)	(601)	45	143
Other consumer	257	166	236	145	410	153
Total consumer	159	115	(385)	(456)	455	296
Other	5,540	3,207	5,148	4,403	7,630	2,090
Total	$5,847	2,693	2,329	1,713	10,905	5,058

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